Nelnet Reports Third Quarter 2021 Results
LINCOLN, Neb., November 8, 2021 - Nelnet (NYSE: NNI) today reported GAAP net income of $53.1 million, or $1.38 per share, for the third quarter of 2021, compared with GAAP net income of $71.5 million, or $1.86 per share, for the same period a year ago.
Net income, excluding derivative market value adjustments1, was $47.6 million, or $1.23 per share, for the third quarter of 2021, compared with $68.9 million, or $1.79 per share, for the same period in 2020.
Included in the operating results for the third quarter of 2021 was impairment of certain real estate assets of $14.2 million ($10.8 million after tax, or $0.28 per share) as employees continue working remotely.
"Nelnet’s core businesses delivered solid operating results in the third quarter," said Jeff Noordhoek, Chief Executive Officer of Nelnet. "We look forward to a strong finish to the year as we continue to focus on providing superior customer experiences, pursue investment opportunities for diversification and growth, and recruit and retain talented team members.”
Nelnet currently operates four primary business segments, earning interest income on loans in its Asset Generation and Management (AGM) segment and fee-based revenue in its Loan Servicing and Systems segment and Education Technology, Services, and Payment Processing segment. On November 2, 2020, Nelnet Bank launched operations and its financial results are presented by the company as a reportable segment.
Asset Generation and Management
The AGM operating segment reported net interest income of $83.1 million during the third quarter of 2021, compared with $80.2 million for the same period a year ago. The company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. The company recognized expense from derivative settlements of $5.9 million and $2.4 million during the third quarter of 2021 and 2020, respectively. Derivative settlements for each applicable period should be evaluated with the company's net interest income. Net interest income less derivative settlements was $77.2 million in the third quarter of 2021, compared with $77.8 million in the third quarter of 2020.
AGM recognized a provision for loan losses in the third quarter of 2021 of $5.9 million ($4.5 million after tax), compared to a negative provision for loan losses of $5.8 million ($4.4 million after tax) in the third quarter of 2020.
Net income for the AGM segment was $45.7 million for the three months ended September 30, 2021, compared with $68.3 million for the same period in 2020. AGM recognized a $14.8 million ($11.3 million after tax) gain from the sale of consumer loans in the third quarter of 2020.
Loan Servicing and Systems
Revenue from the Loan Servicing and Systems segment was $112.4 million for the third quarter of 2021, compared with $113.8 million for the same period in 2020. As of September 30, 2021, the company was servicing $513.5 billion in government-owned, Federal Family Education Loan (FFEL) Program, private education, and consumer loans for 15.8 million borrowers.
In September 2021, Nelnet Servicing and Great Lakes each entered into contract amendments with the U.S. Department of Education (Department), pursuant to which the student loan servicing contracts with the Department were extended from December 14, 2021 through December 14, 2023.
The Loan Servicing and Systems segment reported a $2.3 million net loss for the three months ended September 30, 2021. Included in the third quarter results was a $13.2 million ($10.1 million after tax) non-cash impairment charge on certain segment owned buildings due to decreased office space use as employees continue to work remotely. Excluding this impairment expense, net income would have been $7.8 million for the three months ended September 30, 2021, compared with net income of $10.1 million for the same period in 2020. The expected remaining decrease in net income was due to the continued hiring of contact center operations and support associates in preparation for the expiration of the federal student loan payment suspension provisions under the Coronavirus Aid, Relief, and Economic Security Act on January 31, 2022, at which time the Department borrowers will move from a non-paying forbearance to repayment status.
1 Net income, excluding derivative market value adjustments, is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

Education Technology, Services, and Payment Processing
For the third quarter of 2021, revenue from the Education Technology, Services, and Payment Processing operating segment was $85.3 million, an increase from $74.1 million for the same period in 2020. Revenue less direct costs to provide education technology, services, and payment processing services for the third quarter of 2021 was $54.0 million, as compared to $48.9 million during 2020.
Operating expenses increased for the third quarter of 2021 as compared to the same period in 2020 due to increased costs to support growth of the customer base, continued investments in new technologies, and an increase in travel and conference expenses.
Net income for the Education Technology, Services, and Payment Processing segment was $10.6 million for the three months ended September 30, 2021, compared with $11.4 million for the same period in 2020.
Nelnet Bank
As of September 30, 2021, Nelnet Bank had a $192.3 million loan portfolio, consisting of $98.4 million of private education loans and $93.9 million of FFEL Program loans, and had $302.2 million of deposits. Nelnet Bank's net income for the quarter ended September 30, 2021 was $0.6 million.
Subsequent Events
On October 15, 2021, an entity in which the company has an equity investment completed an additional equity raise. As a result of this entity’s equity raise, the company currently anticipates recognizing income in the fourth quarter of 2021 of $10 million to $15 million (pre-tax) to adjust its carrying value to reflect the October 15, 2021 transaction value, subject to final valuations of the equity classes.
On October 27, 2021, the joint venture that purchased the former Wells Fargo private education loan portfolio and in which the company has an approximate 8 percent interest completed a final securitization that permanently financed all remaining eligible private education loans purchased by the joint venture. Upon the removal of all or a portion of the company's financial commitment to the joint venture, currently expected by the company to occur during the fourth quarter of 2021, the company will record a derecognition of all or a portion of its negative investment balance (and record positive income up to $36 million (pre-tax)).
Board of Directors Declares Fourth Quarter Dividend
The Nelnet Board of Directors declared a fourth quarter cash dividend on the company's outstanding shares of Class A common stock and Class B common stock of $0.24 per share. The dividend will be paid on December 15, 2021 to shareholders of record at the close of business on December 1, 2021.
Supplemental Financial Information
The company has provided supplemental financial information for the third quarter ended September 30, 2021 and certain other periods in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2021, and has made such information available on the company’s website at nelnetinvestors.com.
Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” "scheduled," “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this release and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks and uncertainties related to the severity, magnitude, and duration of the COVID-19 pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to combat the pandemic, and volatility in market conditions resulting from the pandemic; risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the company under existing and any future servicing contracts with the Department, which current contracts accounted for 27 percent of the company's revenue in 2020; risks to the company related to the Department's initiatives to procure new contracts for federal student loan servicing and awards of contracts to other parties, including the pending and uncertain nature of the Department's procurement process, risks that the company may not be successful in obtaining any of such potential new contracts, and risks related to the company's ability to comply with agreements with third-party customers for the servicing of loans; risks related to the company's loan portfolio, such as interest rate basis and repricing risk and changes in levels of loan repayment or default rates; the use of derivatives to manage exposure to interest rate fluctuations; the uncertain nature of expected benefits from FFEL Program, private education, and consumer loan purchases and initiatives to purchase additional FFEL Program, private education, and consumer loans or interests therein, including expected income from the company's involvement in a joint venture that purchased private education loans sold by Wells Fargo; financing and liquidity risks, including risks of changes in the securitization and other financing markets for loans; risks and uncertainties from changes in terms of education loans and in the educational credit and services marketplace resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the Coronavirus Aid, Relief, and Economic Security Act and the expected decline over time in FFEL Program loan interest income due to the discontinuation of new FFEL Program loan originations in 2010 and the resulting initiatives by the company to adjust to a post-FFEL Program environment, as well as the possibility of new student loan forgiveness or broad debt cancellation programs by the government or other incentives to consolidate away from existing FFEL Program loans; risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration; risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the company both within and outside of its historical core education-related businesses; risks from changes in economic conditions and consumer behavior; cybersecurity risks, including potential disruptions to systems, disclosure of confidential information, and/or damage to reputation resulting from cyber-breaches; and changes in the general interest rate environment, including the availability of any relevant money-market index rate such as LIBOR or the relationship between the relevant money-market index rate and the rate at which the company's assets and liabilities are priced.
For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by the company with the Securities and Exchange Commission, including the cautionary information about forward-looking statements contained in the company's supplemental financial information for the third quarter ended September 30, 2021. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company's expectations, the company disclaims any commitment to do so except as required by law.
Non-GAAP Performance Measures
The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest income:
Loan interest	$124,096	122,005	134,507	370,219	462,439
Investment interest	12,558	11,578	5,238	29,122	18,379
Total interest income	136,654	133,583	139,745	399,341	480,818
Interest expense:
Interest on bonds and notes payable and bank deposits	50,176	49,991	58,423	127,939	277,788
Net interest income	86,478	83,592	81,322	271,402	203,030
Less provision (negative provision) for loan losses	5,827	374	(5,821)	(10,847)	73,476
Net interest income after provision for loan losses	80,651	83,218	87,143	282,249	129,554
Other income/expense:
Loan servicing and systems revenue	112,351	112,094	113,794	335,961	337,571
Education technology, services, and payment processing revenue	85,324	76,702	74,121	257,284	217,100
Communications revenue	—	—	20,211	—	57,390
Other	11,867	22,921	1,502	30,183	69,910
Gain on sale of loans	3,444	15,271	14,817	18,715	33,023
Impairment expense and provision for beneficial interests, net	(14,159)	(500)	—	(12,223)	(34,419)
Derivative market value adjustments and derivative settlements, net	1,351	(6,989)	1,049	28,868	(13,406)
Total other income/expense	200,178	219,499	225,494	658,788	667,169
Cost of services:
Cost to provide education technology, services, and payment processing services	31,335	21,676	25,243	80,063	63,424
Cost to provide communications services	—	—	5,914	—	17,240
Total cost of services	31,335	21,676	31,157	80,063	80,664
Operating expenses:
Salaries and benefits	128,592	118,968	126,096	363,351	365,220
Depreciation and amortization	15,710	20,236	30,308	56,129	87,349
Other expenses	38,324	32,587	34,744	107,611	115,184
Total operating expenses	182,626	171,791	191,148	527,091	567,753
Income before income taxes	66,868	109,250	90,332	333,883	148,306
Income tax expense	(15,649)	(26,237)	(19,156)	(76,747)	(30,286)
Net income	51,219	83,013	71,176	257,136	118,020
Net loss (income) attributable to noncontrolling interests	1,919	854	327	3,467	(568)
Net income attributable to Nelnet, Inc.	$53,138	83,867	71,503	260,603	117,452
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.38	2.16	1.86	6.74	2.99
Weighted average common shares outstanding - basic and diluted	38,595,721	38,741,486	38,538,476	38,646,892	39,229,932

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	September 30, 2021	December 31, 2020	September 30, 2020
Assets:
Loans and accrued interest receivable, net	$19,304,203	20,185,656	20,076,542
Cash, cash equivalents, and investments	1,566,849	1,114,189	573,143
Restricted cash	1,059,142	837,146	805,225
Goodwill and intangible assets, net	197,268	217,162	215,613
Other assets	275,277	292,007	552,003
Total assets	$22,402,739	22,646,160	22,222,526
Liabilities:
Bonds and notes payable	$18,610,748	19,320,726	19,215,053
Bank deposits	200,651	54,633	—
Other liabilities	734,377	642,452	604,642
Total liabilities	19,545,776	20,017,811	19,819,695
Equity:
Total Nelnet, Inc. shareholders' equity	2,859,254	2,632,042	2,399,485
Noncontrolling interests	(2,291)	(3,693)	3,346
Total equity	2,856,963	2,628,349	2,402,831
Total liabilities and equity	$22,402,739	22,646,160	22,222,526
Contacts:
Media, Ben Kiser, 402.458.3024, or Investors, Phil Morgan, 402.458.3038, both of Nelnet, Inc.

Non-GAAP Disclosures
(Dollars in thousands, except share data)
(unaudited)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. The company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
Net income, excluding derivative market value adjustments

	Three months ended September 30,
	2021	2020
GAAP net income attributable to Nelnet, Inc.	$53,138	71,503
Realized and unrealized derivative market value adjustments (a)	(7,260)	(3,440)
Tax effect (b)	1,742	826
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$47,620	68,889

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.38	1.86
Realized and unrealized derivative market value adjustments (a)	(0.19)	(0.09)
Tax effect (b)	0.04	0.02
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$1.23	1.79

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the company’s derivative transactions with the intent that each is economically effective; however, the company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility, mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the company’s performance and in presentations with credit rating agencies, lenders, and investors.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.

Core loan spread
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets. The spread amounts included in the following table are calculated by using the notional dollar values found in the "Net interest income, net of settlements on derivatives" table on the following page, divided by the average balance of loans or debt outstanding.

	Three months ended September 30,
	2021	2020
Variable loan yield, gross	2.61%	2.77%
Consolidation rebate fees	(0.85)	(0.84)
Discount accretion, net of premium and deferred origination costs amortization	0.03	0.01
Variable loan yield, net	1.79	1.94
Loan cost of funds - interest expense (a)	(0.99)	(1.16)
Loan cost of funds - derivative settlements (b) (c)	(0.02)	0.02
Variable loan spread	0.78	0.80
Fixed rate floor income, gross	0.75	0.73
Fixed rate floor income - derivative settlements (b) (d)	(0.11)	(0.07)
Fixed rate floor income, net of settlements on derivatives	0.64	0.66
Core loan spread	1.42%	1.46%

Average balance of AGM's loans	$19,084,320	19,866,040
Average balance of AGM's debt outstanding	18,863,730	19,632,675
(a)    In the third quarter of 2021, the company redeemed certain asset-backed debt securities prior to their legal maturity, resulting in the recognition of $1.5 million in interest expense from the write-off of all remaining debt issuance costs related to the initial issuance of such bonds. This expense was excluded in the table above.
(b)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the company’s net interest income (loan spread) as presented in this table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended September 30,
	2021	2020
Core loan spread	1.42%	1.46%
Derivative settlements (1:3 basis swaps)	0.02	(0.02)
Derivative settlements (fixed rate floor income)	0.11	0.07
Loan spread	1.55%	1.51%

(c)    Derivative settlements consist of net settlements (paid) received related to the company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements paid related to the company’s floor income interest rate swaps.

Net interest income, net of settlements on derivatives
The following table summarizes the components of "net interest income" and "derivative settlements, net" from the AGM segment statements of income.

	Three months ended September 30,
	2021	2020
Variable interest income, gross	$126,270	138,986
Consolidation rebate fees	(40,340)	(41,768)
Discount accretion, net of premium and deferred origination costs amortization	1,230	656
Variable interest income, net	87,160	97,874
Interest on bonds and notes payable	(48,549)	(57,510)
Derivative settlements (basis swaps), net (a)	(700)	1,197
Variable loan interest margin, net of settlements on derivatives (a)	37,911	41,561
Fixed rate floor income, gross	35,850	36,633
Derivative settlements (interest rate swaps), net (a)	(5,209)	(3,588)
Fixed rate floor income, net of settlements on derivatives (a)	30,641	33,045
Core loan interest income (a)	68,552	74,606
Investment interest	8,771	3,452
Intercompany interest	(113)	(245)
Net interest income (net of settlements on derivatives) (a)	$77,210	77,813

(a)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements on derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the company’s net interest income as presented in this table. Core loan interest income and net interest income (net of settlements on derivatives) are non-GAAP financial measures.
A reconciliation of net interest income (net of settlements on derivatives) to net interest income for the company's AGM segment follows.

	Three months ended September 30,
	2021	2020
Net interest income (net of settlements on derivatives)	$77,210	77,813
Derivative settlements (1:3 basis swaps)	700	(1,197)
Derivative settlements (fixed rate floor income)	5,209	3,588
Net interest income	$83,119	80,204